UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2011

CENTERPOINT ENERGY RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-13265	76-0511406
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 4, 2011, CenterPoint Energy Resources Corp. (“CERC”) issued the press releases attached as Exhibits 99.1 and 99.2 to this Form 8-K relating to its offer and sale through a private offering of $250 million aggregate principal amount of 4.50% senior notes due 2021 (“2021 Notes”) and $300 million aggregate principal amount of 5.85% senior notes due 2041.
     Also on January 4, 2011, CERC issued the press releases attached as Exhibits 99.3 and 99.4 to this Form 8-K relating to its offer to certain eligible holders to exchange $762 million principal amount of its 7.875% senior notes due 2013 for a combination of 2021 Notes and cash.
Item 9.01 Financial Statements and Exhibits.
     The exhibits listed below are filed herewith.
(d)	Exhibits.

99.1	Press Release dated January 4, 2011, announcing the sale of senior notes due 2021 and senior notes due 2041.

99.2	Press Release dated January 4, 2011, announcing the pricing of the sale of 4.50% senior notes due 2021 and 5.85% senior notes due 2041.

99.3	Press Release dated January 4, 2011, announcing the intent to commence the exchange offer for 7.875% senior notes due 2013.

99.4	Press Release dated January 4, 2011, announcing the commencement of the exchange offer for 7.875% senior notes due 2013.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.
Date: January 5, 2011	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release dated January 4, 2011, announcing the sale of senior notes due 2021 and senior notes due 2041.

99.2	Press Release dated January 4, 2011, announcing the pricing of the sale of 4.50% senior notes due 2021 and 5.85% senior notes due 2041.

99.3	Press Release dated January 4, 2011, announcing the intent to commence the exchange offer for 7.875% senior notes due 2013.

99.4	Press Release dated January 4, 2011, announcing the commencement of the exchange offer for 7.875% senior notes due 2013.